                                                                     EXHIBIT 4.2


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                              LOAN SALE AGREEMENT


                          Dated as of December 1, 1996

                                     among


                          WILSHIRE CREDIT CORPORATION,


                      FIRST BANK OF BEVERLY HILLS, F.S.B.,


                          GIRARD SAVINGS BANK, F.S.B.,


                                      and


                   WILSHIRE MORTGAGE FUNDING COMPANY IV, INC.




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

                              LOAN SALE AGREEMENT

          LOAN SALE AGREEMENT (this "Sale Agreement"), dated as of December 1, 1996, among WILSHIRE CREDIT CORPORATION, a Nevada corporation ("WCC"), FIRST BANK OF BEVERLY HILLS, F.S.B., a chartered Federal savings bank ("First Bank"), GIRARD SAVINGS BANK, F.S.B., a chartered Federal savings bank ("Girard") (each a "Seller" and collectively, the "Sellers"), and WILSHIRE MORTGAGE FUNDING COMPANY IV, INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company has been formed for the sole purpose of purchasing and selling certain Mortgage Loans owned by WCC, First Bank and Girard; and

          WHEREAS, WCC, First Bank and Girard intend to sell, and the Company intends to purchase, such Mortgage Loans;

          NOW, THEREFORE, the parties agree as follows:

          Section 1.   Definitions.  Unless otherwise defined herein, all
                       -----------
capitalized terms shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), by and among the Company, as Unaffiliated Seller (in such capacity, the "Unaffiliated Seller"), CS First Boston Mortgage Securities Corp., a Delaware corporation, as depositor (in such capacity, the "Depositor"), Wilshire Servicing Corporation, as servicer (in such capacity, the "Servicer"), and Bankers Trust Company of California, N.A., a national banking association, as trustee (in such capacity, the "Trustee") and as back-up servicer (in such capacity, the "Back-Up Servicer").

          Section 2.   Agreement to Purchase.  (a)  On the Closing Date, the
                       ---------------------
Company shall purchase, without recourse (except as provided herein and in the Pooling and Servicing Agreement), all of WCC's, all of First Bank's and all of Girard's right, title and interest in and to (i) the Mortgage Loans listed on the List of Loans, attached hereto as Schedule 1 (the "WCC Purchased Loans," the "First Bank Purchased Loans," and the "Girard Purchased Loans", respectively, and collectively, the "Purchased Loans"), (ii) the Loan Files with respect to the Purchased Loans, (iii) all of WCC's, all of First Bank's and all of Girard's right, title and interest in the Loan Collateral, including, without limitation, insurance policies and (iv) all monies due or to become due and all amounts received with respect thereto after the opening of business on December 1, 1996, including, without limitation, insurance policies (collectively, the "Purchased Assets"), from WCC, First Bank and Girard on the terms and subject to the conditions of this Sale Agreement, the Unaffiliated Seller's Agreement, dated as of December 1, 1996 (the "Unaffiliated Seller's Agreement"), between the Company and the Depositor, and of the Pooling and Servicing Agreement. In connection and simultaneously with such sale, each of WCC, First Bank and Girard will transfer the Mortgage Loans and the related Loan Files to the Trustee, and the Trustee will take possession thereof.

          (b) On or prior to the Closing Date, WCC will complete and deliver to the Company the List of Loans, which will contain the Required Information with respect to the Purchased Loans.

          (c) On the Closing Date, the Company shall (i) pay to WCC a purchase price equal to $_____________ (the "WCC Sale Price") by transferring such amount to an account designated by WCC and (ii) pay to First Bank a purchase price equal to $____________ (the "First Bank Sale Price") by transferring such amount to an account designated by First Bank and (iii) pay to Girard a purchase price equal to $__________ (the "Girard Sale Price", and together with the WCC Sale Price and the First Bank Sale Price, the "Sale Price") by transferring such amount to an account designated by Girard. Following delivery of the List of Loans and payment of the Sale Price, the ownership of each Purchased Loan, WCC's, First Bank's and Girard's interest in the related Loan Collateral, all proceeds thereof and the remainder of the Purchased Assets shall be vested in the Company, and none of WCC, First Bank and Girard shall take any action inconsistent with such ownership or claim any ownership interest in any such Purchased Loan or the other Purchased Assets.

          (d) The purchase of the Purchased Assets hereunder (the "Purchase") shall be subject to the condition precedent that each of WCC, First Bank, Girard and the Company shall have taken all other required action, including, but not limited to, the delivery of approvals, consents, opinions, documents and instruments required by the terms of the Pooling and Servicing Agreement and the other documents entered into in connection with the transactions contemplated thereby.

          (e) On or prior to the Closing Date, each of WCC, First Bank and Girard shall indicate in its respective Records that ownership of each Purchased Loan and the other Purchased Assets is held by the Company. In addition, each of WCC, First Bank and Girard shall respond to any inquiries with respect to ownership of a Purchased Loan by stating that it is no longer the owner of such Purchased Loan and that ownership of such Purchased Loan is held by the Company or its assignees.

          (f) WCC, acting as sub-servicer, shall conduct the servicing, administration and collection of each Purchased Loan and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Purchased Loan, in accordance with the terms of the
Pooling and Servicing Agreement.   Any documents relating to Purchased Loans
held by WCC shall be held in trust for the benefit of the Company and its assignees, and possession of any document relating to the Purchased Loans is for the sole purpose of facilitating the servicing of the Purchased Loans. Such possession thereof is in a custodial capacity for the benefit of the Company and its assignees.

          Section 3.   Representations and Warranties and Covenants of the
                       ---------------------------------------------------
Sellers.  (a)  Pursuant to this Sale Agreement, each of WCC, First Bank and
-------
Girard, as of the Closing Date, make the following representations and warranties with respect to itself, to the Company:

               (i) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified.

               (ii) It has the power and authority to own and convey all of its properties and assets and to execute and deliver this Sale Agreement and to perform the transactions contemplated hereby.

               (iii) The execution, delivery and performance by it of this Sale Agreement and the transactions contem plated hereby, (A) have been duly authorized by all necessary corporate or other action on its part, (B) do not contravene or cause it to be in default under (1) its organizational documents, (2) any contractual restriction with respect to any of its debt or contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting it or its property or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or its property, and (C) do not result in or require the creation of any Adverse Claim.

               (iv) This Sale Agreement has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting creditors, and subject to the application of rules of equity, including those respecting the availability of specific performance.

               (v) All material actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any Governmental Authority, that are necessary in connection with the performance by it of its obligations as a seller under this Sale Agreement and, in the case of WCC only, as the sub-servicer referred to under the Pooling and Servicing Agreement, have been obtained and are in full force and effect and are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) which could have a material adverse impact on its performance of its obligations under this Sale Agreement.

               (vi) There is no action, suit, proceeding or investigation pending or, to the best of its knowledge, threatened, before any court, administrative agency or tribunal against it which, either in any one instance or in the aggregate, may result in any material adverse change in its business, operations, financial condition, properties or assets or in any material prohibition or impairment of its right or ability to carry on its business substantially as now conducted, or which would draw into question the validity or enforceability of this Sale Agreement or any of the Purchased Loans or of any material action taken or to be taken in connection with its obligations contemplated herein, or which would be likely to impair materially its ability to perform under the terms of this Sale Agreement or that might prohibit its entering into this Sale Agreement or the consummation of any of the transactions contemplated hereby.

               (vii) It is not in violation of or in default with respect to, any order or decree of any court or any order or demand of any Governmental Authority, which violation or default would materially and adversely affect its condition (financial or other) or operations or its properties or its performance hereunder.

               (viii) No defaulted Debt exists under any instrument or agreement evidencing, securing or providing for the issuance of its Debt.

               (ix) The principal place of business and chief executive office of each of WCC, First Bank and Girard are located at the address set forth in the designated space beneath its respective signature line in this Sale Agreement and, except as set forth in the designated space beneath its respective signature line in this Sale

     Agreement, there are now no, and during the past four months there have not been any, other locations where any of WCC, First Bank or Girard, as the case may be, has been located (as that term is used in the Uniform Commercial Code in the state of such location).

               (x) The legal name of each of WCC, First Bank and Girard is as set forth at the beginning of this Sale Agreement and none of WCC, First Bank or Girard has changed its name in the last four years, and during such period, neither First Bank nor Girard did use, nor does First Bank or Girard now use, any tradenames, fictitious names, assumed names or "doing business as" names; the only tradename, fictitious name, assumed name or "doing business as" name used by WCC is Wilshire Mortgage Corporation.

               (xi) It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Sale Agreement; it is paying its Debts as they mature; it has not sold any Mortgage Loan to the Company with intent to hinder, delay or defraud any entity to which it was, or became, after the date that such transfer was made, indebted; its sales of the Mortgage Loans to the Company have been and will be made for reasonably equivalent value and fair consideration; it has not incurred Debts beyond its ability to pay as they mature; and it, after giving effect to the transactions contemplated by this Sale Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future.

               (xii) For federal income tax, reporting and ac counting purposes, it will treat the transfer of each Mortgage Loan pursuant to this Sale Agreement as a sale, or absolute assignment, of its full right, title and ownership interest in such Mortgage Loan to the Company, and it has not in any other respect accounted for or treated the transactions contemplated by this Sale Agreement.

               (xiii) It has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities (including, without limitation, sales finance company licenses, if any) necessary for (A) its activities and business as currently conducted and as proposed to be conducted, (B) the ownership, use, operation and maintenance of its properties, facilities and assets and (C) the performance by it of this Sale Agreement.

               (xiv) It has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from it.

               (xv) Each pension plan or profit sharing plan to which such Seller is a party has been fully funded in accordance with its obligations set forth in such plan.

               (xvi) With respect to each Seller, there has occurred no event which has a material adverse effect on its ability to perform its obligations under this Sale Agreement.

               (xvii) Its balance sheet as of the date of its most recently completed fiscal year and its related statements of income and shareholders' equity for the fiscal year then ended together with all quarterly reports with respect to completed fiscal quarters occurring after such fiscal year until the date of this representation and warranty, copies of which have been furnished to the Company, fairly present its financial condition, business and operations as at such date and the results of its operations for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since such date of the most recent financial statements there has been no material adverse change in any such condition, business or operations.

               (xviii) It has valid business reasons for selling its interests in the Purchased Loans rather than obtaining a loan with the Purchased Loans as collateral.

          (b) With respect to each Purchased Loan sold pursuant to this Sale Agreement, WCC, as of the Closing Date, makes the representations and warranties set forth in Section 3.05 of the Pooling and Servicing Agreement for the benefit of the Company. Such representations and warranties are incorporated by reference in this Section 3(b), and the Company may rely thereon as if such representations and warranties were fully set forth herein.

          (c) It is understood and agreed that the representations and warranties in this Section 3 shall survive the sale of the Purchased Loans and the other Purchased Assets to the Company and any sale or assignment of the Purchased Loans and the other Purchased Assets by the Company to the Depositor and by the Depositor to the Trustee for the benefit of the Trust and shall continue so long as any Purchased Loan shall remain outstanding.

          (d) Each of WCC, First Bank and Girard acknowledges that, pursuant to the Unaffiliated Seller's Agreement, the

Company has assigned all of its right, title and interest in and to the Purchased Loans and the other Purchased Assets and its right to exercise the remedies created by Section 4 hereof to the Depositor and that, pursuant to the Pooling and Servicing Agreement, the Depositor has assigned all of its right, title and interest in and to the Purchased Loans and the other Purchased Assets and its right to exercise the remedies created by Section 4 hereof to the Trustee, on behalf of the holders of the Certificates, as the case may be. Each of WCC, First Bank and Girard agrees that the Trustee, on behalf of the holders of the Certificates, may enforce directly, without joinder of the Company, the repurchase obligations of WCC set forth in Section 4 hereof with respect to breaches of the representations and warranties made by it set forth in this
Section 3.

          (e) Each of WCC, First Bank and Girard covenants and agrees, so long as any Certificates are outstanding, as follows:

          (i) Any change in the location of the principal place of business or chief executive office (as such terms are used in the Uniform Commercial Code in the state of such location) of any of WCC, First Bank and Girard occurring after the Closing Date shall be specifically disclosed to the Company, the Depositor and the Trustee in writing.

         (ii) Any change in the legal name of WCC, First Bank or Girard after the Closing Date shall be specifically disclosed to the Company, the Depositor and the Trustee in writing.

          Section 4.   Breach of Representations and Warranties; Repurchase of
                       -------------------------------------------------------
Purchased Loans.  Upon discovery by WCC, First Bank, Girard or  the Company of,
---------------
or, upon a Responsible Officer of the Trustee, obtaining actual knowledge of, a breach by WCC of any of the representations and warranties set forth in Section 3 hereof, without regard to any limitation set forth in such representation or warranty concerning the knowledge of WCC as to the facts stated therein which materially and adversely affects the value, or the interest, of the Trust in any Purchased Loan, the party discovering such breach shall give prompt written notice to the other parties. Thereafter, WCC shall, if such breach materially and adversely affects the interests of the Trust or any holder of a Certificate, as the case may be, in any Purchased Loan, on the Servicer Remittance Date in the month following the expiration of a 60 day period since the date of notice of such breach (the "Repurchase Date"), if such breach remains uncured, repurchase such Purchased Loan by remitting to the Certificate Account, the related Repurchase Price. Any such repurchase shall be made without recourse against, or warranty, express or implied, of such transferring party.

          Section 5.  Assignment of Repurchased Loans.  In the event a Purchased
                      -------------------------------
Loan is repurchased pursuant to Section 4 hereof, such Purchase Loan shall be assigned to the related Seller, or its designee, in the manner described in the Pooling and Servicing Agreement.

          Section 6.   Grant of Security Interest.  It is the intention of the
                       --------------------------
parties hereto that each transfer of Purchased Loans and the other Purchased Assets to be made hereunder shall constitute a purchase and sale and not a loan secured by such Purchased Loans and other Purchased Assets. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Sale Agreement shall constitute a security agreement under applicable law and that each of WCC, First Bank and Girard shall be deemed to have granted to the Company a first priority security interest in all of its respective right, title and interest in, to and under the Purchased Loans, all payments of principal or interest on such Purchased Loans, the Loan Collateral, subject to such Purchased Loans, any insurance policies with respect to such Loan Collateral, all other Purchased Assets, and all proceeds of any Purchased Loans and all other Purchased Assets.

          Section 7.   Notices, Etc.  All notices and other communications
                       -------------
provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunication and express mail) and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

          Section 8.   No Waiver; Remedies.  No failure on the part of WCC,
                       -------------------
First Bank, Girard or the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

          Section 9.   Binding Effect; Assignability.  This Sale Agreement shall
                       -----------------------------
be binding upon and inure to the benefit of WCC, First Bank, Girard and the Company, and their respective successors and permitted assigns. Except as set forth in Section 3, no party to this Sale Agreement may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of each other party. Each of WCC, First Bank and Girard hereby acknowledges and consents to the assignment by the Company to the Depositor of all of the Company's rights hereunder and interests herein and by the Depositor to the Trustee on behalf of the holders of the Certificates, of all of such rights and interests. This Sale Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination;

provided, that the rights and remedies described in Section 4 hereof with
--------
respect to any breach of any representation and warranty made by any of WCC, First Bank and Girard pursuant to Section 3 hereof shall continue so long as any of the Certificates are outstanding irrespective of any termination of this Sale Agreement.

          Section 10.  Amendments; Consents and Waivers.  No modification,
                       --------------------------------
amendment or waiver of, or with respect to, any provision of this Sale Agreement, and all other agreements, instruments and documents delivered pursuant hereto, nor consent to any departure by WCC, First Bank, Girard or the Company from any of the terms or conditions hereof shall be effective unless it shall be (a) in writing and signed by each of the parties hereto and (b) consented to in writing by the Trustee. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by WCC, First Bank, Girard or the Company in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Sale Agreement, the Unaffiliated Seller's Agreement and the Pooling and Servicing Agreement and the documents referred to herein and therein embody the entire agreement of WCC, First Bank, Girard and the Company with respect to the Purchased Loans and supersede all prior agreements and understandings relating to the subject hereof.

          Section 11.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
                       ------------------------------------------------------
TRIAL.  (a) THIS SALE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
-----
ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

          (b) WCC, FIRST BANK, GIRARD AND THE COMPANY HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT THEREOF. WCC, FIRST BANK, GIRARD AND THE COMPANY EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND
                                     --------------------

ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 11 SHALL AFFECT THE RIGHT OF WCC, FIRST BANK, GIRARD OR THE COMPANY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY SUCH PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) WCC, FIRST BANK, GIRARD AND THE COMPANY EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS SALE AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          Section 12.  Execution in Counterparts; Severability.  This Sale
                       ---------------------------------------
Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Sale Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.

          IN WITNESS WHEREOF, the parties have caused this Sale Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                WILSHIRE CREDIT CORPORATION


                                By  /s/ Lawrence Mendelsohn
                                  -------------------------
                                  Name:   Lawrence Mendelsohn
                                  Title:  President

                                Address: 1776 S.W. Madison Street
                                         Portland, Oregon 97205


                                FIRST BANK OF BEVERLY HILLS, F.S.B.


                                By  /s/ R. Scott Stevenson
                                  ------------------------
                                  Name:    R. Scott Stevenson
                                  Title:   President

                                Address: 1776 S.W. Madison Street
                                         Portland, Oregon 97205


                                GIRARD SAVINGS BANK, F.S.B.


                                By  /s/ R. Scott Stevenson
                                  ------------------------
                                  Name:    R. Scott Stevenson
                                  Title:   President

                                Address: 1776 S.W. Madison Street
                                         Portland, Oregon 97205



                                WILSHIRE MORTGAGE FUNDING COMPANY
                                  IV, INC.


                                By  /s/ Lawrence Mendelsohn
                                  -------------------------
                                  Name:    Lawrence Mendelsohn
                                  Title:   President

                                Address: 1705 S.W. Taylor Street
                                         Portland, Oregon 97205



                  [Signature Page to the Loan Sale Agreement]